                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the Softaware, Inc. 1999 stock option/stock issuance plan of our report dated February 3, 1999, with respect to the consolidated financial statements and schedules of Sandpiper Networks, Inc. included in the Digital Island, Inc. Annual Report on Form 10-K for the year ended September 30, 1999, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

Woodland Hills, California
October 5, 2000